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                                                                  Exhibit (j)(1)


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ING Series Fund, Inc.:

We consent to the use of our reports for the ING Growth Fund, ING Small Company Fund, ING Technology Fund, ING Index Plus Large Cap Fund, ING Index Plus Mid Cap Fund, ING Index Plus Small Cap Fund, ING Value Opportunity Fund, ING Balanced Fund, ING Growth and Income Fund, ING Strategic Allocation Fund (formerly ING Ascent Fund), ING Strategic Allocation Balanced Fund (formerly ING Crossroads Fund) and ING Strategic Allocation Income Fund (formerly ING Legacy Fund), dated July 5, 2002, and our report for the ING Bond Fund, ING Government Fund and ING Aeltus Money Market Fund, dated April 24, 2002, incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information.


                                        /s/ KPMG LLP


Boston, Massachusetts
March 1, 2003